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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference therein of our report dated March 12, 1999, on the financial statements of Barbella Environmental Technology, Inc. as of and for the year ended December 31, 1998 included in the restated consolidated financial statements of U.S. Plastic Lumber Corp. in its Form 10-K filed with the Securities and Exchange Commission on March 30, 2001 and the incorporation by reference of our report included in this Form 8-K, into the previously filed Registration Statements of U.S. Plastic Lumber Corporation on Forms S-3 (Registration Nos. 333-86533, 333-76845 and 333-32148), Form S-4 (Registration No. 333-84047), and Form S-8 (Registration No. 333-76277).



/s/ Callahan & Co., P.C.
------------------------------
Callahan & Co., P.C.


Red Bank, New Jersey
April 10, 2001